UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A supplements the Current Report on Form 8-K filed by Genesco Inc. (the “Company”) with the Securities and Exchange Commission on May 6, 2025 (the “Original Form 8-K”).

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Original Form 8-K, the Company’s audit committee previously approved the appointment of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. The Company’s engagement of Deloitte remained subject to the completion of Deloitte’s client acceptance procedures and execution of an engagement letter. On May 15, 2025, Deloitte confirmed that such client acceptance procedures were complete, and the Company formally engaged Deloitte as its independent registered public accounting firm.

No consultations occurred between the Company and Deloitte during the fiscal years ended February 1, 2025 and February 3, 2024 and the subsequent interim period through May 15, 2025 regarding either (i) the application of accounting principles to a specific completed or proposed transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other written or oral information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date:	May 15, 2025	By:	/s/ Cassandra E. Harris
Cassandra E. Harris Senior Vice President, Finance and Chief Financial Officer